UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

HERITAGE PROPERTY INVESTMENT TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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For more information contact:

AT THE COMPANY	FINANCIAL RELATIONS BOARD
Patrick O’Sullivan	Claire Koeneman	Joe Calabrese
Vice President, Finance and Accounting	(Analyst Info)	(General Info)
(617) 247-2200	(312) 640-6745	(212) 827-3772
posullivan@heritagerealty.com

FOR IMMEDIATE RELEASE

HERITAGE PROPERTY INVESTMENT TRUST, INC. SETS
DATE FOR SPECIAL STOCKHOLDERS MEETING

Boston, MA…August 29, 2006… Heritage Property Investment Trust, Inc. (NYSE:HTG) (“Heritage” or the “Company”), today announced that it has scheduled a special meeting of its shareholders to approve the merger of Heritage with an affiliate of Centro Properties Group, an Australian publicly-traded real estate company, pursuant to the Agreement and Plan of Merger, dated as of July 9, 2006, by and among Heritage and certain Centro Properties Group affiliates.  The special meeting will be held on Tuesday, October 3, 2006 at 10:00 a.m. local time, at The Westin Copley Place, 10 Huntington Avenue, Boston, Massachusetts 02116.

Holders of Heritage common stock of record on the close of business on August 28, 2006, the record date for the special meeting, will be entitled to vote at the meeting. Completion of the merger and the other transactions contemplated by the merger agreement remains subject to the affirmative vote of holders of at least a majority of Heritage’s outstanding common stock and other customary closing conditions.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol “HTG.”  Heritage is one of the largest owners and operators of neighborhood and community shopping centers in the United States.  Heritage focuses on grocer-anchored shopping centers with multiple anchors.  Heritage is headquartered in Boston, Massachusetts and has an additional 15 regional offices located in the Eastern, Midwestern and Southwestern United States.  For more information about Heritage, please refer to Heritage’s website, www.heritagerealty.com.

SAFE HARBOR LANGUAGE

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  The forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.  You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results.  Such factors include, among others, the following: the satisfaction of the conditions to consummate the merger with Centro, including the Company’s receipt of the requisite stockholder approval; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure of the merger to close for any other reason; and the amount of the costs, fees, expenses and charges related to the merger.  For further discussion of these and other factors that could impact the Company’s future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.  The forward-looking statements contained in this release represent the Company’s judgment as of the date of this release, and the Company cautions readers not to unduly rely on such statements.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger involving the Company and affiliates of Centro Properties Group.  In connection with the transaction, the Company has filed a definitive proxy statement with the SEC.  Stockholders are urged to read the definitive proxy statement carefully and in its entirety because it contains important information about the proposed transaction.  The final proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge on the SEC’s Internet Web site, http://www.sec.gov. The definitive proxy statement and other pertinent documents also may be obtained free of charge at the Company’s website, www.heritagerealty.com.

The Company and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions.  Information regarding the Company’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the definitive proxy statement relating to the proposed transactions.